Exhibit 99.1

Comfort Systems USA Quality People. Building Solutions. NYSE: FIX March 1, 2019

Safe Harbor Certain statements and information in this presentation may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. All comments concerning the Company’s expectations for future revenue and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; failure of third party subcontractors and suppliers to complete work as anticipated; difficulty in obtaining or increased costs associated with bonding and insurance; impairment to goodwill; errors in the Company’s percentage-of-completion method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; shortages of labor and specialty building materials; retention of key management; seasonal fluctuations in the demand for HVAC systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; an increase in our effective tax rate; a cyber security breach; and other risks detailed in our reports filed with the Securities and Exchange Commission (the “SEC”). For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise. Non-GAAP Measures Certain measures in this presentation are not measures calculated in accordance with generally accepted accounting principles (“GAAP”). They should not be considered a replacement for GAAP results. Non-GAAP financial measures appearing in these slides are identified in the footnote. See the Appendices for a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures.

Comfort Systems USA 2 Leading mid-market HVAC and mechanical systems installation and service provider $2.2B yearly revenue 9,900+ employees 36 operating companies Balanced construction & service portfolio

National Footprint 3 36 companies 128 locations in 114 cities 9,900+ employees

Targeted Portfolio Strategy 4 FY 2017 FY 2018 New Construction Existing Building Construction Service Projects Service Calls, Maintenance & Monitoring Revenue = $2.18B Revenue = $1.79B 11.1% 18.2% 38.3% 32.4% 9.5% 16.0% 38.0% 36.5%

Market Sectors 5 2018 Revenue Institutional Industrial Revenue = $2.18B

Diverse Project Mix 6 Average Project Size: $0.6 M Average Project Length: 6–9 months (Information as of December 31, 2018) 4,586 499 123 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 <$1M $1 – $5M >$5M Number of Projects

Book of Business 7 ($ in millions) $76 $75 $83 $89 $104 $111 $116 $123 $0 $25 $50 $75 $100 $125 $150 $175 $200 2011 2012 2013 2014 2015 2016 2017 2018 Service Maintenance Base $630 $618 $604 $758 $712 $763 $948 $1,166 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 2011 2012 2013 2014 2015 2016 2017 2018 Construction Backlog

Recent Financial Performance 8 Three Months Ended Twelve Months Ended ($ in millions, except per share information) 12/31/18 12/31/17 12/31/18 12/31/17 Revenue $588.4 $461.1 $2,182.9 $1,787.9 Net Income $25.2 $7.5 $112.9 $55.3 Diluted EPS $0.67 $0.20 $3.00 $1.47 Adjusted EPS (1) $0.67 $0.45 $2.93 $1.74 Adjusted EBITDA (2) $49.7 $33.8 $192.0 $137.2 Operating Cash Flow $79.2 $48.4 $147.2 $114.1 (1) Adjusted EPS is a non-GAAP financial measure. Adjusted EPS excludes goodwill impairments, tax valuation allowances and tax expense (benefit) for the corporate tax rate reduction and tax accounting method change. See Appendix III for a GAAP reconciliation to Adjusted EPS. (2) Adjusted EBITDA is a non-GAAP financial measure. See Appendix I for a GAAP reconciliation to Adjusted EBITDA.

Adjusted EPS/Stock Price History 9 Adjusted EPS at 12/31* Stock Price at 12/31 *Adjusted EPS is a non-GAAP financial measure. Adjusted EPS excludes goodwill impairments, tax valuation allowances and tax expense (benefit) for the corporate tax rate reduction and tax accounting method change. See Appendix IV for a GAAP reconciliation to Adjusted EPS. $- $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 $50.00 $- $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 2013 2014 2015 2016 2017 2018 Adjusted EPS at 12/31* Stock Price at 12/31 `

Historical Financial Summary ($ in millions, except per share information) 10 (1) Adjusted EPS is a non-GAAP financial measure. Adjusted EPS excludes goodwill impairments, tax valuation allowances and tax expense (benefit) for the corporate tax rate reduction and tax accounting method change. See Appendix IV for a GAAP reconciliation to Adjusted EPS. (2) Adjusted EBITDA is a non-GAAP financial measure. See Appendix II for a GAAP reconciliation to Adjusted EBITDA. CAGR = 9.97% CAGR = 33.15% CAGR = 24.49% CAGR = 30.82% $0 $300 $600 $900 $1,200 $1,500 $1,800 $2,100 $2,400 2013 2014 2015 2016 2017 2018 Revenue $0 $20 $40 $60 $80 $100 $120 $140 $160 2013 2014 2015 2016 2017 2018 Operating Cash Flow $0.00 $0.40 $0.80 $1.20 $1.60 $2.00 $2.40 $2.80 $3.20 2013 2014 2015 2016 2017 2018 Adjusted EPS (1) $0 $50 $100 $150 $200 $250 2013 2014 2015 2016 2017 2018 Adjusted EBITDA (2)

Balance Sheet Strength $45.6M cash at December 31, 2018 Positive free cash flow for 20 consecutive years Debt capacity $76.9M debt at 12/31/18 $400M revolving credit facility 2023 maturity Debt/TTM EBITDA = 0.4 $31.3M net debt at December 31, 2018 11

Profile for Growth 12 Time Earnings Grow Service Innovate Acquire Service Commercial HVAC Grow Construction

13 Average Discretionary Spending ($ in thousands) $33,385 64% $10,242 20% $8,304 16% Average 2006 - 2018 Acquisitions Share Repurchases Dividends $51,930 $51,952 $- $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 Free Cash Flow Disc Spending

Our Strengths 14 Industry leading skilled labor Ability to share knowledge Diverse portfolio Strong balance sheet Acquisition record Positioned for growth

Thank You 15 $2.2 Billion $2.2 billion in yearly revenue 128 Locations 36 operating companies across America at 128 locations in 114 cities 9,900+ of the most qualified HVAC and Mechanical systems personnel in America 9,900+ Employees Contact: Bill George Executive Vice President & CFO 1-800-723-8431 Bill.George@comfortsystemsusa.com www.comfortsystemsusa.com

Appendix I – GAAP Reconciliation to Adjusted EBITDA 16 Three Months Ended December 31, Twelve Months Ended December 31, ($ in thousands) 2018 2017 2018 2017 Net Income $25,156 $7,539 $112,903 $55,272 Provision for Income Taxes 9,307 18,478 35,773 45,666 Other Expense (Income), net (79) (992) (4,141) (1,049) Changes in the Fair Value of Contingent Earn-out Obligations 2,559 (1,870) 2,066 (3,715) Interest Expense, net 1,089 749 3,637 3,086 Gain on Sale of Assets (315) (206) (945) (670) Goodwill Impairment - - - 1,105 Depreciation and Amortization 11,957 10,120 42,689 37,456 Adjusted EBITDA $49,674 $33,818 $191,982 $137,151 Note: The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income, provision for income taxes, other expense (income), net, changes in the fair value of contingent earn-out obligations, interest expense, net, gain on sale of assets, goodwill impairment and depreciation and amortization. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties. However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Appendix II – GAAP Reconciliation to Adjusted EBITDA (Historical)

	Year Ended December 31,					
($ in thousands)	2013	2014	2015	2016	2017	2018
Net Income Including Non-controlling Interests	$28,556	$28,599	$57,440	$64,896	$55,272	$112,903
Discontinued Operations	76	15	-	-	-	-
Provision for Income Taxes	18,148	11,614	31,224	36,165	45,666	35,773
Other Expense (Income), net	(204)	(91)	(76)	(1,097)	(1,049)	(4,141)
Changes in the Fair Value of Contingent Earn-out Obligations	(1,646)	245	(225)	(731)	(3,715)	2,066
Interest Expense, net	1,328	1,840	1,681	2,336	3,086	3,637
Gain on Sale of Assets	(589)	(830)	(880)	(761)	(670)	(945)
Goodwill Impairment	-	727	-	-	1,105	-
Depreciation and Amortization	18,554	21,336	23,416	26,166	37,456	42,689
Adjusted EBITDA	$64,223	$63,455	$112,580	$126,974	$137,151	$191,982

Note: The Company defines adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") as net income including non-controlling interests, excluding discontinued operations, provision for income taxes, other expense (income), net, changes in the fair value of contingent earn-out obligations, interest expense, net, gain on sale of assets, goodwill impairment and depreciation and amortization. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties. However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity's financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

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COMFORT SYSTEMS USA

Appendix III – GAAP Reconciliation to Adjusted EPS 18 Note 1: Diluted income per share excluding goodwill impairment and tax expense (benefit) for the corporate tax rate reduction and tax accounting method change are presented because the Company believes it reflects the results of the core ongoing operations of the Company, and because we believe it is responsive to frequent questions we receive from third parties. However, this measure is not considered a primary measure of an entity’s financial results under generally accepted accounting principles, and accordingly, this amount should not be considered an alternative to operating results as determined under generally accepted accounting principles and as reported by the Company. Note 2: The tax rate on these items was computed using the pro forma effective tax rate of the Company exclusive of these charges. Three months ended December 31, Twelve months ended December 31, 2018 2017 2018 2017 Diluted income per share $0.67 $0.20 $3.00 $1.47 Goodwill impairment - - - 0.02 Tax expense (benefit) for the corporate tax rate reduction and tax accounting method change - 0.25 (0.07) 0.25 Diluted income per share excluding goodwill impairment and tax expense (benefit) for the corporate tax rate reduction and tax accounting method change $0.67 $0.45 $2.93 $1.74

Appendix IV – GAAP Reconciliation to Adjusted EPS (Historical) 19 Note 1: Diluted income per share from continuing operations attributable to Comfort Systems USA, Inc., excluding goodwill impairment, tax valuation allowances, tax expense (benefit) for the corporate tax rate reduction and tax accounting method change and out of period adjustments are presented because the Company believes it reflects the results of the core ongoing operations of the Company, and because we believe it is responsive to frequent questions we receive from third parties. However, this measure is not considered a primary measure of an entity’s financial results under generally accepted accounting principles, and accordingly, this amount should not be considered an alternative to operating results as determined under generally accepted accounting principles and as reported by the Company. Note 2: Net income (loss) from continuing operations attributable to Comfort Systems USA, Inc. is income (loss) from continuing operations less net income attributable to non-controlling interests. Note 3: The tax rate on these items was computed using the pro forma effective tax rate of the Company exclusive of these charges. Note 4: Correction of prior period accounting errors in 2013 resulted in net after-tax income of approximately $1.3 million, or $0.03 per diluted share. Year Ended December 31, 2013 2014 2015 2016 2017 2018 Diluted income per share from continuing operations attributable to Comfort Systems USA, Inc. $0.73 $0.61 $1.30 $1.72 $1.47 $3.00 Goodwill impairment - 0.01 - - 0.02 - Tax valuation allowances and tax expense (benefit) for the corporate tax rate reduction and tax accounting method change - (0.08) - - 0.25 (0.07) Out of period adjustment (0.03) - - - - - Diluted income per share from continuing operations attributable to Comfort Systems USA, Inc. excluding goodwill impairment, tax valuation allowances, tax expense (benefit) for the corporate tax rate reduction and tax accounting method change and out of period adjustment $0.70 $0.54 $1.30 $1.72 $1.74 $2.93